Exhibit 10.52
                            PARTICIPATION AGREEMENT


         This PARTICIPATION AGREEMENT (this "Agreement") is made as of this 16th day of March, 1998, by and between American Physicians Service Group, Inc. , a Texas corporation ("Seller"), and the undersigned under the heading, "Purchaser" ("Purchaser"), (Seller and each Purchaser are referred to herein separately as a "Participant" and collectively, as "Participants").

                              W I T N E S S E T H :

         WHEREAS, Seller has made or will make a line of credit loan in the maximum principal amount of Two Million Four Hundred Thousand and No/100 DOLLARS ($2,400,000) to Barton Acquisition, Inc., a Texas corporation (the "Borrower"), which loan shall be secured by a lien on all Borrower's assets including certain real property located in Bexar, Fort Bend and Travis Counties, Texas, as more fully set forth on Exhibit "A" attached hereto, together with all equipment, fixtures and personal property located thereon (the "Property"); and

         WHEREAS, in connection with the making of the line of credit loan, Borrower has executed or will execute and deliver the loan documents set forth in the schedule attached hereto, marked Exhibit "B", and hereby made a part hereof (the "Loan Documents"); and

         WHEREAS, Seller is duly authorized to sell participation shares in loans originated by it and the participation created hereby is eligible for such sale; and

         WHEREAS, Purchaser further desires to participate in owning the evidences of the Loan and the security therefor, with Seller serving as agent and trustee for Purchaser in certain respects as hereinafter set forth.

         NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree as follows:

         1.       AGREEMENT FOR PURCHASE OF THE PARTICIPATION.

                  a. By its execution of this Agreement and in consideration of the mutual covenants herein set forth, Purchaser does hereby purchase an
undivided  interest  (the   "Participation"),   the  percentage  of  which  (the
"Percentage  Interest") shall be calculated as set forth in Section 2 hereof, in
(i) all of Seller's loans and other extensions of credit to or for the benefit of Borrower under the Loan Documents (all loans and other extensions of credit are hereinafter referred to as the "Loan"), (ii) all existing and future real and personal property and interests therein securing the Loan, including the Property ("Collateral"), (iii) all existing and future claims against persons liable for the Loan ("Guaranty Claims"). The Participation includes a Percentage Interest in all amounts, other than those amounts, if any, which are to be retained by Seller or otherwise allocated to Purchaser or Seller pursuant to Sections 4, 5 and 13 hereof, which are received by Seller on account of the Loan ("Payments"), whether from (i) Borrower, (ii) the Collateral, (iii) guarantors or others obligated to Seller with respect to the Loan (an "Obligor"), or (iv) any other source, including, without limitation, recovery from litigation without limitation, recovery from any setoff of Borrower's accounts deposited with Seller, proceeds of title insurance claims, other insurance claims, condemnation awards or recovery from litigation. Purchaser acknowledges and understands the liens and security interests against the Collateral are secondary and inferior to other substantial loans to third party lenders.
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                  b.  PARTICIPATION.   Purchaser  has  advanced  to  Seller  its
respective Contribution Percentage, as defined in Section 2 hereof, of funds advanced, or to be advanced, by Seller to Borrower pursuant to the Loan. Seller shall deposit all Contribution Percentages, to the extent not initially advanced under the Loan, into an escrow account with Seller ("Escrow Account"). Seller shall invest the funds in the Escrow Account at its discretion and any interest earned thereon shall be held on each Purchaser's behalf in their respective Contribution Interest. Seller shall, from time to time, pay to Purchaser all amounts in which Purchaser has an interest in the manner herein provided.

                  c. NATURE OF RELATIONSHIP. The relationship between Purchaser and Seller is and shall be that of a purchaser and seller of a property interest, respectively, (i.e., an outright purchase and sale of assets being an assignment of a partial interest in the Loan, the Collateral and the Guaranty Claims) and not a creditor-debtor, partner, or joint venture relationship provided that any documents, monies or other property received, retained or held by Seller for Purchaser shall be held by Seller in trust for Purchaser.

                  d.   SERVICING   COMPENSATION.   Seller   shall   receive   no
compensation for servicing the Loan.

         2. PERCENTAGE INTEREST; CONTRIBUTION PERCENTAGE; MAXIMUM AMOUNT OF PURCHASER'S COMMITMENT. As used herein, the term "Percentage Interest", when used with respect to any Purchaser, shall mean the percentage by each Purchaser's name as set forth and described in Exhibit "D" attached hereto multiplied by the aggregate amount of principal advanced and outstanding at any particular time. As used herein, the term "Percentage Interest", when used with respect to Seller, shall mean the remaining percentage of eighty-nine and 20/100 percent (89.20%) of the aggregate amount of outstanding principal advanced and outstanding, and from time to time as each such respective Percentage Interest bears at such time to the aggregate principal balance of the Loan then outstanding. As used herein, the term "Contribution Percentage" of Purchaser shall mean the same as the Percentage Interest.

         3.       FUNDING CRITERIA.

                  a. ESTABLISHMENT OF PARTICIPATION. Upon execution of the Loan Documents, Seller shall deliver to Purchaser a Participation Certificate executed by Seller evidencing Purchaser's contribution to the Loan, in the form attached hereto as Exhibit "C" and hereby made a part hereof.

                  b. DEFAULT BY PURCHASER. Any failure by Purchaser to make any required advance when requested by Seller, shall constitute a default hereunder as of the day on which the payment was to be made by Purchaser.

         4. ALLOCATION OF PAYMENTS. Distributions of principal and interest to Purchaser or to the Escrow Account on behalf of Purchaser with respect to its Participation Interest shall be made and payable only out of Payments. Payments shall be applied by Seller to the indebtedness owing by Borrower and distributed to the Participants in the following order: (i) to all Extraordinary Expenses, as hereinafter defined, to the extent thereof; (ii) to liquidated damages and late fees or charges (other than interest and loan fees) owing under the Loan Documents, to the extent thereof; (iii) to loan fees owing under the Loan
Documents, to the extent thereof; (iv) to accrued interest, to the extent thereof; and (v) to unpaid principal of the Loan. Such Payments shall be allocated among the Participants on the basis of Sections 5 and 13 hereof.

         5.       PAYMENTS TO PARTICIPANTS.

                  a. ALLOCATIONS. Subject to Sections 5(b), 5(c) and 13 hereof, each Participant shall be entitled to share in the following payments to the extent and in the manner hereinafter set forth:

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                           (i)  Extraordinary  Expenses, to the extent  advanced
by the Participants, shall be reimbursed to the Participants on the basis which the amount of Extraordinary Expenses advanced by each Participant bears to the total Extraordinary Expenses advanced by all Participants.

                           (ii) All liquidated damages, late fees or charges and
other ancillary income (other than as provided herein) shall be paid solely to Seller;

                           (iii) All loan,  extension,  prepayment  charges  and
reconveyance fees received from Borrower shall be distributed to the Participants in accordance with their respective Percentage Interests;

                           (iv) All interest  payments  received from  Borrower,
excluding interest paid at the "Default Interest
Rate," as defined in the Note, shall be paid first to each Participant, or the Escrow Account at Seller's election, on the basis of such Participant's respective Percentage Interest, to the extent the interest accrued at the rate set forth in the Note on amounts advanced by such Participant from the date that such amounts were disbursed to Borrower; and interest payments received by Seller from Borrower at the Default Interest Rate shall be paid to the Participants, or the Escrow Account at Seller's election, on the basis of their Percentage Interests, net of a 25 basis point servicing override to be allocated to Seller and paid to Seller after the Participants have received their respective allocations of Default Interest Rate interest payment due and payable under the Note in accordance with the foregoing Default Interest Rate distribution; and

                           (v)  All  Payments  in  respect  of  and  applied  to
principal of the Loan received by Seller from Borrower shall be paid to the Escrow Account on behalf of each Participant in accordance with their respective Percentage Interests.

                  b. RIGHTS TO FUNDS IN THE EVENT OF DEFAULT BY PURCHASER. Notwithstanding the provisions of Section 5(a) hereof, following any default by Purchaser and in the event Payments are insufficient to pay the Participant's their respective Percentage Interests under both Sections 5(a)(iv) and 5(a)(v), each Participant, or the Escrow Account on behalf of each Participant, shall receive its prorata share, and only to the extent Seller accepts, in its sole discretion, partial Payments.

                  c. EFFECTIVE DATE; RETURNED FUNDS. For purposes of the calculations of amounts due to or from Purchaser, Payments allocated to principal and interest of the Loan shall be apportioned between the Participants as of the time such Payments are received by Seller. If any Payment received by Seller and distributed or credited to Purchaser is later returned or repaid by Seller to Borrower or its representative or successor in interest because of the legal obligation of Seller to do so, Purchaser shall, upon notice by Seller, immediately pay to Seller Purchaser's pro rata share of such Payment so returned or repaid. All funds held in the Escrow Account shall be distributed in a time and manner as reasonably determined by Seller, but in no event will Payments in respect of interest or principal payments be held in the Escrow Account for more than sixty (60) days after the Termination Date. All interest or dividends earned on the Escrow Account shall be distributed sixty (60) days after each quarterly Payment under the Loan by Seller to Purchaser in accordance with their respective Percentage Interest.

                  d. FORM OF PAYMENTS TO PURCHASER. Amounts payable to Purchaser hereunder shall be made by Seller to the account of Purchaser. Payments or credits in accordance with Sections 5(a), 5(b) and 13 hereof shall be made by check, and, made on or before the 60th calendar day after Seller receives such amounts.

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         6. ACCESS TO INFORMATION;  INDEPENDENT INVESTIGATION. Seller shall make its files relating to Borrower available for review by Purchaser. Purchaser acknowledges that prior to its execution hereof it will have independently, and without reliance upon any representations of Seller, and based on (i) the financial information referred to or set forth in the Loan Documents, (ii)
various  information  provided  to  Purchaser  by  Borrower,   (iii)  its  prior
experience and communications with Borrower and the Collateral, and (iv) such other financial statements, documents and information as Purchaser deemed appropriate, made and relied upon its own credit analysis and judgment to execute this Agreement. Seller shall use its best efforts to give prompt notice to Purchaser as to any default of which it has actual knowledge under the terms of any Loan Document, or of any other matter which materially affects the interest of Purchaser in the Loan.

         7. DOCUMENTS AND OTHER AGREEMENTS REGARDING ADMINISTRATION OF THE LOAN. To facilitate Seller's administration and enforcement of the Loan on its own behalf, and as agent and as applicable, trustee for Purchaser, and to induce Seller to enter into this Agreement, Purchaser acknowledges and agrees that it is in Purchaser's best interest that (i) Seller hold for itself, and as trustee for Purchaser, all executed original copies of the Loan Documents, at its office at 1301 Capital of Texas Highway, Suite C-300, Austin, Texas 78746; and (ii) Seller shall not be required to segregate from its own funds Payments allocable to Purchaser hereunder. Upon written notice from Purchaser, Seller will permit Purchaser's agents, at any reasonable time during business hours, to examine the originals and/or copies of the Loan Documents which are in Seller's possession and Seller's books and records relating to the Loan; Seller will, upon Purchaser's request, and at Purchaser's expense, furnish to Purchaser copies of such documents and agreements relating to the Loan as Seller may have in its possession; and Seller will use its best efforts, at no expense to Seller, to obtain such other documents and information from or concerning Borrower as Purchaser may reasonably request.

         8. SELLER'S REPRESENTATIONS, DUTY OF CARE AND RESPONSIBILITY TO PURCHASER.

                  a. LIMITED WARRANTIES AND REPRESENTATIONS. Seller hereby represents and warrants to Purchaser that, at the time of closing the Loan, (i) to the best of Seller's knowledge, information and belief, no condition or fact exists which would permit Seller to accelerate the Loan under the Loan Documents and (ii) the Loan conforms in all respects to the requirements of the Loan Documents. Notwithstanding the foregoing, to the extent of its Contribution Interest, each party accepts the full risk of non-payment of the Loan by Borrower. Seller shall not be responsible for the performance or observance by Borrower or any Obligor of any of the terms, covenants or conditions of the Loan Documents or for the inspection or policing of the Collateral. Purchaser specifically acknowledges that Seller has made no warranty or representation to Purchaser with respect to the collectibility of the Loan or with respect to the solvency, financial condition or future financial condition of Borrower or any Obligor or the genuineness, existence or value of the Collateral.

                  b. DUTY OF CARE. Seller shall manage and service the Loan and Escrow Account in accordance with prudent practices, modified from time to time as it deems appropriate under the circumstances on its behalf and as independent contractor and trustee on behalf of Purchaser, and, except as expressly set forth in Section 10 hereof, Seller shall be entitled to take all actions with respect to the Loan as if there were no other Participant and as if Seller were solely involved in making the Loan. Seller may act upon any notice, consent, certificate, cable, telex or other instrument or writing believed by Seller to be genuine, and Seller may consult with legal counsel, independent accountants, appraisers and other experts selected by Seller, and provided that Seller has not breached any duty of care as set forth in this Section 8(b), Seller shall not be liable for any action taken or omitted to be taken in good faith by Seller in accordance with the advice of such counsel, accountants, appraisers or experts. Seller shall not be liable to Purchaser under any circumstances except for actual losses, if any, suffered by Purchaser hereunder which are proximately caused either by Seller's negligence, gross negligence, willful misconduct or bad faith or by Seller's violation of the provisions of Section 10 hereof.

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

         9. WAIVERS AND RELEASE OF RIGHTS UNDER LOAN DOCUMENTS. Subject to the affirmative obligations imposed on Seller in Section 10 hereof, Seller reserves the right, in its sole discretion, at any time or times hereafter, upon reasonable prior notice to Purchaser, (i) to release any of the Collateral in a manner which would not materially and adversely impair the value of the Loan,
(ii) to modify, waive or release any of the terms of the Loan Documents, but only if such modification, waiver or release does not materially and adversely increase risks relating to the Loan, (iii) to exercise or refrain from exercising any powers or rights which Seller may have as a matter of law, or under, or in respect of the Loan Documents, including, without limitation, the right to enforce the obligations of Borrower or any Obligor, and (v) to take any other action allowed under the Loan Documents or applicable law; provided, however, that Seller shall not have the power or authority hereunder, without the prior written consent of Purchaser, to waive any rights against or release the Obligors. Seller shall not settle any judicial proceeding between it and any Borrower without obtaining the prior consent of Purchaser, which consent shall not be unreasonably withheld or delayed.

         10. RESTRICTIONS ON CHANGES IN FUNDAMENTAL TERMS OF LOAN DOCUMENTS. Unless previously accomplished, Seller shall at closing on the Loan execute and deliver and cause Borrower and each Obligor to execute and deliver those Loan Documents required to be filed, recorded or otherwise perfected in such manner as shall be necessary and appropriate to fully secure the real and personal property securing the Loan, the rights, privileges, powers and benefits which such Loan Documents are intended to confer upon Seller and Purchaser. In addition, Seller shall not, without the written consent of Purchaser, which consent shall not be unreasonably withheld or delayed, take any of the following actions: (i) waive any default by Borrower involving the payment of money to Seller pursuant to the Loan Documents; (ii) extend the time of payment of any of Borrower's obligations with respect to the Loan for more than 60 days after any due date; (iii) agree to any change in the rate of interest payable by Borrower with respect to the Loan (except for reductions which are contemplated by the Loan Documents); (iv) release any liens or security interests which secure the Loan and relate to equipment, fixtures or real estate if such release will have a materially adverse impact on the Collateral; or (v) terminate any financing statements filed with respect to any of the Collateral.

         11. EXPENSES. Except as set forth herein, all normal costs and expenses of monitoring and collecting the Loan shall be borne by Seller. Upon demand by Seller, Purchaser shall pay its share of all Extraordinary Expenses, as hereinafter defined, incurred by Seller in connection with the Loan based on its Percentage Interest. The term "Extraordinary Expenses" means all costs, expenses (including, without limitation, attorneys' fees and legal expenses), taxes, costs and expenses of appeals, and out-of-pocket advances (not including ordinary overhead expenses or salary expenses for Seller's clerical or supervisory personnel) which are incurred by Seller at any time or times hereafter, in connection with (i) the collection or enforcement of the Loan;
(ii) the acquisition and preservation of the Collateral; (iii) the collection or enforcement of Borrower's liabilities to Seller, or the liabilities of any Obligor liable with respect to the Loan; (iv) the operation, sale, disposition or other realization upon or the recovery of possession of the Collateral (including the collection of loss proceeds for destruction thereof and collection of awards for the condemnation thereof); (v) the filing and prosecution of a complaint with respect to any of the above matters; or (vi) the defense of any claim, actual or threatened by Borrower, a receiver or trustee in bankruptcy for Borrower, any Obligor or third party, for, or on account of, or with respect to the Loan, or the Loan Documents, whether to recover damages for business interference, for liabilities for debts of Borrower, including, but not limited to, taxes, for alleged preferences or fraudulent conveyances or transfers received or alleged to have been received from Borrower or any such Obligor as a result of the Loan or in connection with any Payments, otherwise, and shall include the amount of any recovery from Seller in such litigation or proceeding, whether by settlement or pursuant to a judgment (except for any such recovery resulting from the gross negligence or willful misconduct of Seller about which Purchaser had no actual knowledge or, if known by Purchaser, about which Purchaser objected by giving written notice to Seller).

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         12. SELLER'S BOOKS AND RECORDS CORRECT.  Seller's books and records and all entries thereon, and statement received by Purchaser from Seller with respect to the Loan, will at all times (i) evidence both Purchaser's interest and Seller's interest in the Loan; and, (ii) identify the same as such.

         13.      DEFAULT BY BORROWER.

                  a. In the event default occurs in the payment to Seller of principal or interest on the Loan, Seller at its option, but without obligation to do so, may re-purchase any or all Purchasers' interests in the Loan.

                  b. In the event Seller is unable to collect any sums when due on the Loan, after exercising reasonable efforts to do so, Seller shall give notice thereof to Purchaser, and, Seller may, if it determines it is in the best interest of the Participants, proceed to foreclose upon the Collateral securing the Loan by appropriate proceedings, or sale in lieu of foreclosure. Seller shall in no way be required to take title to the Collateral in its own name. If Seller determines necessary, Seller may create a separate entity as an Extraordinary Expense to take title to the Collateral.

                  c. If Seller or another designated entity shall acquire title to any of the Property or Collateral covered by the Loan Documents after, or in lieu of, foreclosure, all monies received or collected by it (including, but not limited to, proceeds of title insurance claims) from the operation of or sale of such property shall be applied in the following order of priority:

                           (i)   First, to the  reimbursement of  Extraordinary
Expenses to the extent advanced by the Participants on the basis of their respective Percentage Interests;

                           (ii) Second, to the payment of any reconveyance fees,
prepayment penalties on the basis set forth in clause (iii) of Section 5(a) hereof;

                           (iii) Third, to the payment of the entire amount then
due and payable under the Loan Documents for accrued interest in accordance with the terms thereof, on the basis and in the manner required by clause (iv) of Section 5(a) hereof (subject to the provisions of Section 5(b) hereof);

                           (iv)  Fourth,  to  the  payment  of  the  outstanding
principal balance of the Loan in the manner required by clause (v) of Section 5(a) hereof (subject to the provisions of Section 5(b) hereof);

                           (v) Fifth,  to the  payment of all accrued but unpaid
liquidated damages and late fees or charges (other than interest and loan fees) which shall be paid solely to Seller; and

                           (vi) Sixth,  any surplus  shall be paid to Seller and
Purchaser in accordance with their respective
Percentage Interests provided that no Participant which is then in default of its obligations hereunder shall in any event receive more than the unpaid principal balance it has advanced in respect of the Loan.

                  d. In the event any or all of the Collateral encumbered by the Loan Documents, including the Property, are acquired by foreclosure, or by deed in lieu of foreclosure, at a time when both Seller and Purchaser have an interest in the Loan, they shall have an undivided interest in such Collateral equal to the amount of their then respective Percentage Interests as tenants in common.

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

                  e. In the event Seller shall purchase the interest of Purchaser pursuant to the provisions of this Section 13, the purchase price shall be equal to the sum of: (i) all accrued but unpaid interest in respect of principal advanced by the selling party to which such party is entitled and such other amounts accrued but unpaid to the selling party pursuant to Section 5 hereof through the date of such purchase, and, (ii) all principal advanced by the selling party and subtracting from the foregoing sum unreimbursed Extraordinary Expenses advanced by the purchasing party.

         14. SHARING OF SETOFFS AND COLLATERAL. Neither Seller nor Purchaser shall set-off against the amount of its Percentage Interest or other claims against Borrower, any of Borrower's accounts or funds now or hereafter received. If Purchaser shall receive possession of any of the Collateral for any reason whatsoever, such Collateral shall be held by Purchaser as Seller's agent and shall, on demand, be delivered to Seller. Any security interest granted by Borrower to Purchaser, or Seller at any time or times hereafter in all or any part of the Collateral described in the Loan Documents shall be subordinate in all respects to the interest of Purchaser and Seller created by this Agreement or the Loan Documents, regardless of the actual date or order of filing of any financing statements or other means of perfection under applicable law, or the date of any loan or advance by Seller under the Loan Documents, and if Seller or Purchaser shall at any time hereafter hold any lien or security interest other than the Collateral, then neither shall not commence or take any action to enforce that lien or security interest without giving the other thirty (30) days prior written notice. Seller and Purchaser each hereby appoints the other as their agent for the purpose of perfecting a security interest in any of the Collateral which may at any time come into the possession of Seller or Purchaser.

         15. PURCHASER'S COMPLIANCE WITH LAW; RESALE OR ASSIGNMENT OF PARTICIPATION; SALE OF ADDITIONAL PARTICIPATIONS. Purchaser hereby warrants and represents to Seller that (i) Purchaser's execution and delivery of this Agreement and purchase of the Participation does not constitute a violation by Purchaser of any agreement, law, statute, decree or decisions (including any legal lending limits) which is binding on Purchaser; and (ii) Purchaser is acquiring the Participation for its own account and will not sell, pledge, encumber or assign its Participation, or any part thereof, to any person without Seller's prior written consent. Purchaser may, without further consent of Seller, and without releasing Purchaser from liability hereunder, assign its Participation to a parent or a wholly owned subsidiary of Purchaser. Any prohibited transfer of an interest in the Participation shall be void if attempted without Seller's written consent. Purchaser may at any time, and from time to time, enter into one or more agreements with other financial institutions to reparticipate its Participation; provided, however, that (i) any such reparticipation shall not be deemed to be an assignment or transfer of Purchaser's Participation to such financial institution, (ii) any such financial institution shall not be and shall not be deemed to be a party hereto or a third party beneficiary hereof and Seller shall have no duty or liability to such financial institution whatsoever, (iii) neither Seller's nor Purchaser's duties hereunder may be assigned or transferred hereunder, (iv) such reparticipation shall not in any manner whatsoever relieve Purchaser from any of its obligations or liabilities hereunder, (v) such reparticipation shall not involved more than one financial institution, which shall have previously engaged in the purchase or sale of participations and to all of which full, true and complete information concerning the Loan and Borrower shall have been provided, and (vi) Purchaser and each of its participants shall each have equal shares with one another. Seller may participate, reparticipate, sell, pledge or assign its interest in the Loan or its Participation to any other person without Purchaser's consent. A Participation shall not be, and shall not be construed to be, a "security" under any federal or state securities law.

         16.      CERTAIN REPRESENTATIONS AND WARRANTIES.

                  a. By Seller. Seller represents and warrants that it is duly organized and validly existing as a Texas corporation; that it has all power and authority and has taken all actions necessary to execute and deliver this

Agreement, the Loan Documents, and each document required hereunder; and that this Agreement, the Loan Documents and each document required hereunder; and that this Agreement, the Loan Documents and each document required hereunder, when executed and delivered by it, shall constitute the legal, valid and binding act of Seller, enforceable, each in accordance with its respective terms, except as limited by bankruptcy, insolvency, moratorium, reorganization and other similar laws affecting the rights of creditors or depositors of Seller generally, and by the exercise of judicial discretion in accordance with general principles of equity.

                  b. BY PURCHASER. Purchaser represents and warrants that is has all power and authority and has taken all actions necessary to execute and deliver this Agreement and each document required hereunder, when executed and delivered by it, shall constitute the legal, valid and binding act of Purchaser, enforceable, each in accordance with its respective terms, except as limited by bankruptcy, insolvency, moratorium, reorganization and other similar laws affecting the rights of creditors or depositors of Purchaser generally, and by the exercise of judicial discretion in accordance with general principles of equity.

         17.      DEFAULTS.

                  a. BY SELLER. It shall be an event of default on the part of Seller if: (i) Seller has failed to observe and perform each and every one of the terms, covenants, promises and agreements on its part to be observed and performed under this Agreement; or (ii) any representation or warranty made by Seller shall prove untrue in any material respect; or (iii) there shall be a filing by or against Seller of a petition in bankruptcy or insolvency or reorganization or the appointment of a receiver or trustee due to insolvency, or the making by Seller of any assignment for the benefit of creditors, or the filing of a petition or arrangement by Seller, or in the event of any similar act or occurrence, Seller admits in writing its inability to pay its debts as they mature; or (iv) Seller shall fail to promptly remit pursuant to Sections 4, 5 and 13 all sums payable hereunder.

                  b. BY PURCHASER. It shall be an event of default on the part of Purchaser if: (i) Purchaser shall have failed to observe and perform each and every one of the terms, covenants, promises and agreements on its part to be observed and performed under this Agreement; or (ii) any representation or warranty made by Purchaser shall prove untrue in any material respect; or (iii) there shall be a filing by or against Purchaser of a petition in bankruptcy or insolvency or reorganization or the appointment of a receiver or trustee due to insolvency, or the making by Purchaser of an assignment for the benefit of creditors, or the filing of a petition or arrangement by Purchaser, or in the event of any similar act or occurrence, Purchaser admits in writing its inability to pay its debts as they mature; or (iv) Purchaser shall fail to promptly remit pursuant to Sections 3(a) or 11 all sums payable hereunder.

         18.      REMEDIES.

                  a. BY PURCHASER. Upon the occurrence of any event of default by Seller, Purchaser shall give Seller notice thereof and Seller shall have (A) with respect to a default arising under clause (i) or (ii) of Section 17(a) hereof thirty (30) days within which to cure such default or within which to commence such judicial or other appropriate action as will efficiently and effectively remedy such default; and (B) with respect to a default arising under clause (iv) of Section 17(a) hereof ten (10) days within which to cure such default; and (C) with respect to a default arising under clause (iii) of Section 17(a) hereof, sixty (60) days within which to obtain the dismissal or discharge of any such proceeding. Upon failure by Seller to timely cure any event of default by it, any and all Purchasers shall have the option to: (i) purchase the interest of Seller at the purchase price set forth in Section 13(e) in their prorata share; (ii) with respect to (C) of this Section 18(a) above, after expiration of the sixty day period, any and all Purchasers shall automatically succeed to all rights, titles, status and responsibilities which Seller may have regarding the holding and servicing of the Loan, may exercise all of the powers hereinabove granted to Seller, have the option to designate any one Purchaser on behalf of all Purchasers or any person or firm in its discretion to exercise such powers on behalf of all Purchasers and, in such event, the Loan and all books and records thereof shall be delivered to a Purchaser or its designee, as applicable, together with necessary or proper assignments, transfers and documents of authority; and/or (iii) exercise any and all of the remedies to which Purchaser may be entitled at law or equity. Seller hereby indemnifies Purchaser from any and all loss, damage or expenses (including, but not limited to reasonable attorneys' fees) which Purchaser may sustain or incur by reason of or in consequence of the exercise of its remedies upon any event of default by Seller pursuant to this Section 18(a) other than direct costs incurred in connection with any purchase of Seller's interest.

                  b. BY SELLER. Upon the occurrence of any event of default by Purchaser, Seller shall give Purchaser notice thereof and Purchaser shall have
(A) with respect to a default arising under clause (i) or (ii) of Section 17(b) hereof thirty (30) days within which to cure such default or within which to commence such judicial or other appropriate action as will efficiently and effectively remedy such default; and (B) with respect to a default arising under clause (iv) of Section 17(b) hereof ten (10) days within which to cure such default; and (C) with respect to a default arising under clause (iii) of Section 17(b) hereof, sixty (60) days within which to obtain the dismissal or discharge of any such proceeding. Upon failure by Purchaser to timely cure any event of default by it, Seller shall have the option to: (i) purchase the interest of Purchaser at the purchase price set forth in Section 13(e); (ii) with respect to
(C) of this Section 18(b) above, after expiration of the sixty day period, Seller shall automatically succeed to all rights, titles, status and responsibilities which Purchaser may have regarding the holding and servicing of the Loan, may exercise all of the powers hereinabove granted to Purchaser, have the option to designate itself or any person or firm in its discretion to exercise such powers and, in such event, the Loan and all books and records thereof shall be delivered to Seller or its designee, as applicable, together with necessary or proper assignments, transfers and documents of authority; and/or (iii) exercise any and all of the remedies to which Seller may be entitled at law or equity. Purchaser hereby indemnifies Seller from any and all loss, damage or expenses (including, but not limited to reasonable attorneys' fees) which Seller may sustain or incur by reason of or in consequence of the exercise of its remedies upon any event of default by Purchaser pursuant to this
Section 18(b) other than direct costs incurred in connection with any purchase of Purchaser's interest.

         19. NO WAIVER OR AMENDMENT UNLESS IN WRITING. No waiver or modification of any provision of this Agreement nor any termination of this Agreement shall be effective unless in writing and signed by the party against which the waiver, modification or termination is sought to be enforced, nor shall any waiver be applicable except in the specific instance for which it is given.

         20. NOTICE. All notices, demands, requests, consents, approvals or other communications (collectively, "Notices") desired or required to be given under this Agreement shall be in writing, and, any law or statute to the contrary notwithstanding, shall be effective for any purpose if given or served by prepaid certified or registered mail, return receipt requested, addressed as follows. If to Purchaser to: to the address shown on the signature page hereto. If to Seller, to: American Physicians Service Group, Inc., 1301 Capital of Texas Highway, Suite C-300, Austin, Texas 78746, Attention: Duane Boyd. All Notices shall be deemed given or served on the earlier to occur of actual receipt or the second business day after being deposited in the United States mail, postage prepaid in the manner previously specified. Any party to this Agreement may change the address to which Notice shall be delivered to him or it and his or its representatives by notice in accordance with this Section 20. As used in this Agreement, the term "business day" shall mean any day on which Seller is open for business with the general public.

         21. DESCRIPTIVE HEADINGS. The descriptive headings of the several Articles and Sections of this Agreement are inserted for convenience only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

         22. EXPENSES OF ENFORCEMENT. In the event this Agreement is placed in the hands of an attorney for enforcement, the prevailing party shall reimburse the non-prevailing party for all reasonable expenses incurred thereby, including reasonable costs and attorneys' fees.

         23. ENTIRE UNDERSTANDING; COUNTERPARTS. This Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and may be executed by one or more of the parties in several counterparts, each of which shall be deemed an original with respect to the party so signing, but all of which together shall constitute one and the same instrument.

         24. SUCCESSORS; GOVERNING LAW. This Agreement shall be binding upon and shall inure to the benefit of the legal representatives, successors and assigns of the respective parties hereto and shall be governed by and interpreted in accordance with the law of the State of Texas.

                                 SIGNATURE PAGES
                             PARTICIPATION AGREEMENT




         IN WITNESS WHEREOF, the parties have executed this Participation Agreement as of the date first set forth herein.

                                    "Seller"

                                     AMERICAN PHYSICIANS SERVICE GROUP, INC., a Texas corporation


                                     By:
                                     Name:
                                     Title:


                                    "Purchaser"


Address for Notice
c/o American Physicians Service Group, Inc.         /s/ Richard J. Clark
1301 Capital of Texas Hwy.                          ---------------------
Suite C-300                                             Richard J. Clark
Austin, Texas  78746


Address for Notice:                              DUANE K. BOYD, JR. TRUST
c/o American Physicians Service Group, Inc.
1301 Capital of Texas Hwy.
Suite C-300                                      By /s/ Dunane K. Boyd, Jr.
                                                 ---------------------------
Austin, Texas  78746                             Duane K. Boyd, Jr., Trustee


Address for Notice:
c/o American Physicians Service Group, Inc.      /s/ Robert L. Myer
1301 Capital of Texas Hwy.                       -------------------
Suite C-300                                          Robert L. Myer
Austin, Texas  78746


Address:                                         J. A. MURPHY DESCENDANTS' TRUST
c/o American Physicians Service Group, Inc.
1301 Capital of Texas Hwy.                       By:  Bank of Bermuda, Trustee
Suite C-300
Austin, Texas  78746                             By: /s/ Robert C H Masters
                                                 Name:   Robert C.H. Masters
                                                 Title:  Trust Manager

Address:
c/o American Physicians Service Group, Inc.      /s/ William A. Searles
1301 Capital of Texas Hwy.                       -----------------------
Suite C-300                                          William A. Searles
Austin, Texas  78746


Address:
c/o American Physicians Service Group, Inc.      /s/ Kenneth S. Shifrin
1301 Capital of Texas Hwy.                       -----------------------
Suite C-300                                          Kenneth S. Shifrin
Austin, Texas  78746


Address:
c/o American Physicians Service Group, Inc.      /s/ Samuel Granett
1301 Capital of Texas Hwy.                       -------------------
Suite C-300                                          Saumel Granett
Austin, Texas  78746


Address:
c/o American Physicians Service Group, Inc.      /s/ William H. Hayes
1301 Capital of Texas Hwy.                       ---------------------
Suite C-300                                          William H. Hayes
Austin, Texas  78746


Address:
c/o American Physicians Service Group, Inc.      /s/ H. J. Howard III
1301 Capital of Texas Hwy.                       ---------------------
Suite C-300                                          H. J. Howard III
Austin, Texas  78746

                                    EXHIBIT A

                                  REAL PROPERTY

Tract 1: A 0.8800 acre tract now known as Lot 4, Block B, New City Block 17305, OAKWELL FARMS, UNIT 7B, PLANNED UNIT DEVELOPMENT, City of San Antonio, Bexar County, Texas, according to plat thereof recorded in Volume 9535, Page 203, Deed and Plat Records of Bexar County, Texas.

Tract 2: All that certain tract or parcel of land, containing 1.6756 acres, more or less, being out of the Elijah Alcorn Survey, Abstract No. l, situated in Fort Bend County, Texas. Said 1.6756 acres being all of Commercial Reserve "F" and part of Commercial Reserve "D" of the Replat of the Amending Plat for Edgewater, Section Two (2), according to the map or plat thereof recorded in Slide No. 1353/A of the Plat Records of Fort Bend County, Texas. Said 1.6756 acres being more particularly described by metes and bounds in Exhibit "A-1" attached hereto and made a part hereof; together with those nonexclusive easement rights described in that Ingress and Egress Easement, recorded in Volume 2364, Page 1480 of the County Clerk Official Records of Fort Bend County, Texas, and those easement rights reserved in that deed recorded in Volume 2364, Page 1452 of the County Clerk Official Records of Fort Bend County, Texas.

Tract 3: A tract or parcel of land being 0.2008 acres, more or less, located in the Elijah Alcorn League Survey, Abstract No. l, being out of Commercial Reserve "D" of the Replat of the Amending Plat for Edgewater, Section Two (2), according to the map or plat thereof recorded in Slide No. 1353/A of the Plat Records of Fort Bend County, Texas. Said 0.2008 acres being more particularly described by metes and bounds in Exhibit "B-1" attached hereto and made a part hereof.

Tract 4: Lot 2A, Block "B", of RESUBDIVISION OF LOT 2, BLOCK "B" MILWOOD SECTION SIX, a subdivision in Travis County, Texas, according to the map or plat, of record in Volume 95, Page 231, of the Plat Records of Travis County, Texas.

Tract 5: Lot 2B, Block "B", of RESUBDIVISION OF LOT 2, BLOCK "B" MILWOOD SECTION SIX, a subdivision in Travis County, Texas, according to the map or plat, of record in Volume 95, Page 231, of the Plat Records of Travis County, Texas.

                                    EXHIBIT B


1.       Promissory Note (Line of Credit)
2.       Deed of Trust (Security Agreement, Assignment of Leases and Rents and
                        Financing Statement)
3.       Security Agreement
4.       Financing Statement

                                    EXHIBIT C

                            PARTICIPATION CERTIFICATE



         This Participation Certificate certifies that ("Participant") has an interest of the following percentage and equal to the given amount in the subject loan which has a principal balance as shown, made by American Physicians Service Group, Inc., a Texas corporation ("Seller") which is described in a certain Participation Agreement between Participant and Seller dated March , 1998 ("Agreement").


Percentage Interest     Participant's Loan Amount      Current Principal Balance





         The Participant shall receive for its Percentage Interest in the Loan, the Percentage Amount listed above of any principal paid or prepaid pursuant to the Agreement.


Dated:                               American Physicians Service Group, Inc.,
                                              a Texas corporation


                                     By:
                                     Name:
                                     Title:

                                    EXHIBIT D

                          PURCHASER PERCENTAGE SCHEDULE



   Purchaser's Name                                          Percentage Interest

   Richard J. Clark                                                  .50%
   Duane K. Boyd, Jr. Trust                                         2.50%
   Robert L. Myer                                                   2.25%
   J. A. Murphy Descendants' Trust                                  1.00%
   William A. Searles                                               1.30%
   Kenneth S. Shifrin                                               1.50%
   Samuel Granett                                                    .50%
   William H. Hayes                                                 1.00%
   H. J. Howard III                                                  .25%